SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement

( ) Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

(X)  Definitive Revised Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Material Under rule 14a-12

                         THE BEAR STEARNS COMPANIES INC.
                (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

( )  Fee paid previously with preliminary materials:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                       THE BEAR STEARNS COMPANIES INC.
                                       PROXY STATEMENT




                                       NOTICE OF THE ANNUAL MEETING
                                       OF STOCKHOLDERS TO BE HELD MARCH 26, 2003




[LOGO]

                         THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                            ------------------------

To Our Stockholders:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders, which will be held on Wednesday, March 26, 2003, at 5:00 P.M., New York City time, in the Bear Stearns Auditorium, 383 Madison Avenue, 2nd Floor, New York, New York.

      At the meeting we will be reporting to you on your Company's current operations and outlook. Stockholders will elect directors of the Company and transact such other items of business as are listed in the Notice of Annual Meeting and more fully described in the Proxy Statement which follows. The Company's Board of Directors and management hope that many of you will be able to attend the meeting in person.

      The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. ACCORDINGLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

                                          Sincerely yours,



                                          James E. Cayne,
                                          Chairman of the Board,
                                          Chief Executive Officer
February 28, 2003

                         THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 26, 2003
                            ------------------------

To the Stockholders of
THE BEAR STEARNS COMPANIES INC.:

      The Annual Meeting of Stockholders of The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), will be held on Wednesday, March 26, 2003, at 5:00 P.M., New York City time, in the Bear Stearns Auditorium, 383 Madison Avenue, 2nd Floor, New York, New York, for the following purposes:

1. To elect twelve directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2. To approve amendments to The Bear Stearns Companies Inc. Performance Compensation Plan to:

            a. Increase the maximum aggregate amount of the bonus pool that can be paid to executive committee members from $150,000,000 to $165,000,000.

            b. Extend its term for an additional period commencing as of July 1, 2003 and terminating on November 30, 2008.

3. To transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

      Holders of record of Common Stock of the Company, par value $1.00 per share, at the close of business on February 14, 2003, will be entitled to notice of, and to vote on, all matters presented at the meeting and at any adjournments or postponements thereof.

                                          By order of the Board of Directors



                                          Kenneth L. Edlow,
                                          Secretary

February 28, 2003

      STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 26, 2003
                            ------------------------

      This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of Common Stock of The Bear Stearns Companies Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the Bear Stearns Auditorium, 383 Madison Avenue, 2nd Floor, New York, New York, on Wednesday, March 26, 2003, at 5:00 p.m., New York City time, and at any adjournments or postponements thereof. These proxy materials are being sent on or about February 28, 2003, to holders of record on February 14, 2003, of the Company's Common Stock, par value $1.00 per share ("Common Stock").

      A proxy may be revoked by a stockholder prior to its exercise in any of three ways: by written notice to the Secretary of the Company; by submission of another proxy bearing a later date; or by voting in person at the Annual Meeting. Revocation by notice to the Secretary of the Company, or by submission of a later proxy, will not affect a vote on any matter which is taken by the Company prior to the receipt of the notice or later proxy. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, the proxy will be voted FOR the slate of directors described herein; FOR the approval of amendments to The Bear Stearns Companies Inc. Performance Compensation Plan as described herein and, as to any other matter of business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting on the matter.

      The Company has adopted a policy of encouraging stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated an independent third party, Mellon Investor Services LLC, the Company's transfer agent, to receive and to tabulate stockholder proxy votes. The manner in which any stockholder votes on any particular issue will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law,
(ii) where disclosure of a vote of a stockholder is expressly requested by such stockholder, or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals may be disclosed to the Company from time to time and publicly announced at the Annual Meeting. The policy of ensuring confidentiality of stockholder votes will also apply to shares of Common Stock held in customer accounts at the Company's subsidiary, Bear, Stearns Securities Corp. Holders of Common Stock whose shares are held in such accounts will be requested to give instructions with respect to the manner in which their shares are to be voted to Automatic Data Processing, Inc., which has been directed not to disclose such instructions to the Company.

      This solicitation is being made by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. Directors, officers and other employees of the Company also may solicit proxies, without additional compensation, by telephone, in person or otherwise. The Company also will request that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for reasonable out-of-pocket expenses incurred by them in forwarding such materials.

                                   THE COMPANY

      The Company was incorporated under the laws of the State of Delaware on August 21, 1985. The Company succeeded to the business of Bear, Stearns & Co., a New York limited partnership (the "Partnership"), on October 29, 1985. As used in this Proxy Statement, all references to "Bear Stearns", "BSB", "BSSC" and "BSIL" are to Bear, Stearns & Co. Inc., Bear Stearns Bank plc, Bear, Stearns Securities Corp., and Bear, Stearns International Limited, respectively, the principal operating subsidiaries of the Company.

      References to fiscal 2002, 2001 and 2000 refer to the fiscal years ended November 30, 2002, November 30, 2001 and November 30, 2000, respectively.

                                VOTING SECURITIES

      Holders of record of Common Stock at the close of business on February 14, 2003, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote. Shares of Common Stock represented by CAP Units (as defined under "Executive Compensation - Compensation Committee Report - Equity Ownership and Capital Accumulation Plan") credited pursuant to the Capital Accumulation Plan and restricted stock units (as discussed under "Equity Compensation Plan Information") are not outstanding and are not entitled to vote at the Annual Meeting.

      On February 14, 2003, 99,243,757 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

      Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the approval of the amendments to The Bear Stearns Companies Inc. Performance Compensation Plan. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote as to that proposal. Brokers (other than Bear Stearns and BSSC) who do not receive stockholder's instructions are entitled to vote on the election of directors. The New York Stock Exchange, Inc. (the "NYSE") determines whether brokers who do not receive instructions will be entitled to vote on the other proposal contained in this Proxy Statement. Under the rules of the NYSE, if Bear Stearns and BSSC do not receive a stockholder's instructions, and other brokers are entitled to vote on a proposal, Bear Stearns and BSSC are also entitled to vote such shares of Common Stock, but only in the same proportion as the shares represented by votes cast by all other record holders with respect to such proposal. In the event of a broker non-vote with respect to any proposal coming before the meeting caused by the beneficial owner's failure to authorize a vote on such proposal, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      As of February 14, 2003, there were no persons, entities or groups (other than the Company's employees as a group) known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. This determination was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following information with respect to the outstanding shares of Common Stock beneficially owned by each director of the Company, each nominee for director of the Company, each executive officer named in the Summary Compensation Table under "Executive Compensation" and all directors, nominees and executive officers of the Company as a group, is furnished as of January 31, 2003. Also set forth below as of such date is certain information with respect to the number of shares of Common Stock represented by CAP Units credited to the accounts of such persons pursuant to the Capital Accumulation Plan (notwithstanding that shares underlying CAP Units generally are not deemed to be beneficially owned for this purpose because the named persons have neither the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within the next 60 days) and Common Stock represented by Restricted Stock Units.

                                                                                 PERCENTAGE OF
                                  AMOUNT                        COMMON STOCK      OUTSTANDING
                               AND NATURE OF     PERCENT OF    REPRESENTED BY     COMMON STOCK,
                               COMMON STOCK     COMMON STOCK   CAP UNITS AND     CAP UNITS AND
                               BENEFICIALLY     BENEFICIALLY  RESTRICTED STOCK  RESTRICTED STOCK
NAME AND ADDRESS(1)             OWNED(2)(3)        OWNED            UNITS        UNITS COMBINED
-------------------           --------------    ------------  ----------------  ----------------
James E. Cayne (5)               4,804,995          4.80%         2,418,349            4.89%
Carl D. Glickman (6)               360,323           (4)                803            (4)
Alan C. Greenberg                   27,459           (4)            986,953            (4)
Donald J. Harrington, C.M              266           (4)                 --            (4)
William L. Mack                     22,050           (4)                803            (4)
Samuel L. Molinaro Jr.              25,746           (4)            169,474            (4)
Frank T. Nickell                    33,501           (4)                803            (4)
Paul A. Novelly (7)                     --           (4)                 --            (4)
Frederic V. Salerno                    421           (4)                803            (4)
Alan D. Schwartz                   789,482           (4)          1,776,133            1.74%
Warren J. Spector (8)              133,502           (4)          3,516,027            2.47%
Vincent Tese                         1,102           (4)                803            (4)
Fred Wilpon                          1,337           (4)                803            (4)

All directors, nominees and
executive officers as a
group (16 individuals) (9)       6,620,771          6.62%         9,440,120           10.88%

--------------------------------------------------------------------------------
(1)   The address in each case is 383 Madison Avenue, New York, New York 10179.
(2) Nature of Common Stock beneficially owned is sole voting and investment power, except as indicated in subsequent notes. Includes an aggregate of 3,378 shares of Common Stock owned by directors, nominees and executive officers through The Bear Stearns Companies Inc. Employee Stock Ownership Plans (the "ESOPs"). Shares owned by the ESOPs that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to employees' accounts, and allocated shares for which voting directions have not been received, are voted by the trustee of the ESOPs in proportion to the manner in which allocated shares are directed to be voted by the employees.
(3) Does not include shares underlying CAP Units credited under the Capital Accumulation Plan, except for the following number of shares currently expected to be distributed during March 2003 to the following persons:
      Mr. Cayne--35,663, Mr. Greenberg--17,459, Mr. Molinaro--821,
      Mr. Schwartz-- 27,491, Mr. Spector--33,343 and 13,491 shares to be distributed to executive officers included in the group of sixteen individuals above.
(4)   Less than one percent.
(5) Includes 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Includes 258,215 shares of Common Stock held by a charitable trust, as to which shares
      Mr. Cayne disclaims beneficial ownership. Does not include 224,204 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.
(6) Does not include 3,427 shares of Common Stock owned by Mr. Glickman's wife, as to which shares Mr. Glickman disclaims beneficial ownership.
(7) Does not include 9,877 shares of Common stock held by the Novelly Exempt Trust, as to which shares Mr. Novelly disclaims beneficial ownership.
(8) Does not include 636 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.
(9) In addition to the shares as to which beneficial ownership is disclaimed in footnotes (5) through (8), also excludes an aggregate of 25,697 shares of Common Stock as to which beneficial ownership is disclaimed.

                            I. ELECTION OF DIRECTORS

      The Board of Directors has nominated and recommends the election of each of the nominees set forth below as a director of the Company to serve until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. Each nominee is currently a director of the Company. Each nominee who is elected or re-elected to the Board of Directors will hold office until the next Annual Meeting of Stockholders, in accordance with the By-laws of the Company. Should any nominee become unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a substitute nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors. At present, it is anticipated that each nominee will be a candidate.

      The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. Officers serve at the discretion of the Board of Directors.

                                                                                   YEAR FIRST
                                                                                   ELECTED TO
                         AGE AS OF                                                  SERVE AS
                        JANUARY 31,            PRINCIPAL OCCUPATION                DIRECTOR OF
       NAME                2003               AND DIRECTORSHIPS HELD               THE COMPANY
       ----            -----------  -------------------------------------------   ------------

James E. Cayne.........    68       Chairman of the Board and Chief Executive         1985
                                    Officer of the Company and Bear Stearns,
                                    member of the Executive Committee (as
                                    hereinafter defined); Director, New York
                                    Stock Exchange, Inc.

Carl D. Glickman.......    76       Private Investor; Trustee, Chairman of the        1985
                                    Executive Committee, Lexington Corporate
                                    Property Trust

Alan C. Greenberg......    75       Chairman of the Executive Committee               1985

Donald J. Harrington...    57       President, St. John's University; Director,       1993
                                    The Reserve Fund, Reserve Institutional
                                    Trust, Reserve Tax-Exempt Trust, Reserve
                                    New York Tax-Exempt Trust and Reserve
                                    Special Portfolios Trust

William L. Mack........    62       Founder and Managing Partner, The Apollo          1997
                                    Real Estate Investment Funds; President
                                    and Senior Managing Partner, The Mack
                                    Organization; Chairman of the Board of
                                    Mack-Cali Realty Corporation and
                                    Metropolis Realty Trust, Inc.; Director,
                                    Vail Resorts, Inc. and Wyndham
                                    International, Inc.

Frank T. Nickell.......    55       President and Chief Executive Officer of          1993
                                    Kelso & Company; Director, BlackRock Inc.,
                                    Earle M. Jorgensen Company, Peebles Inc.,
                                    NYU Hospitals Center Board of Trustees and
                                    New York University School of Medicine
                                    Foundation Board

Paul A. Novelly........    59       Chairman of the Board and Chief Executive         2002
                                    Officer of Apex Oil Company, Inc.; Deputy
                                    Chairman of the Board, Liquid Funding,
                                    Ltd.; Director, Intrawest Corporation,
                                    Boss Holdings, Inc. and Coastcast
                                    Corporation

Frederic V. Salerno....    59       Former Vice Chairman and Chief Financial          1992
                                    Officer of Verizon Communications; Chairman
                                    of the Board, Lynch Interactive Corp.;
                                    Director, Avnet, Inc., Viacom, Inc.,
                                    Consolidated Edison Company, Akamai
                                    Technologies, Inc. and Dun & Bradstreet

[TABLE CONTINUED]

                                                                                   YEAR FIRST
                                                                                   ELECTED TO
                         AGE AS OF                                                  SERVE AS
                        JANUARY 31,            PRINCIPAL OCCUPATION                DIRECTOR OF
       NAME                2003               AND DIRECTORSHIPS HELD               THE COMPANY
       ----            -----------  -------------------------------------------   ------------
Alan D. Schwartz.......    52       President and Co-Chief Operating Officer          1987 (1)
                                    of the Company and Bear Stearns, member
                                    of the Executive Committee; Director,
                                    Champps Entertainment, Inc.

Warren J. Spector......    45       President and Co-Chief Operating Officer          1990 (1)
                                    of the Company and Bear Stearns, member
                                    of the Executive Committee

Vincent Tese...........    59       Chairman and Director of Wireless Cable           1994
                                    International Inc.; Director, Bowne & Co.
                                    Inc., Cablevision Inc., Custodial Trust
                                    Company (a wholly owned subsidiary of the
                                    Company), Mack-Cali Realty Corp., National
                                    Wireless Holdings Inc. and Lynch Interactive
                                    Corp.

Fred Wilpon............    66       Chairman of the Board of Directors                1993
                                    of Sterling Equities, Inc.; Director, Loews
                                    Corporation; Chairman of the Board of
                                    Directors and Chief Executive Officer of
                                    the New York Mets

--------------------------------------------------------------------------------
(1)   Did not serve as director during 1997 and 1998.

      Mr. Cayne became Chairman of the Board on June 25, 2001. Mr. Cayne has been Chief Executive Officer of the Company and Bear Stearns for more than the past five years and prior to June 25, 2001, was President of the Company and Bear Stearns for more than the past five years.

      Mr. Glickman has been a private investor for more than the past five years. Mr. Glickman is also currently Chairman of the Compensation Committee of the Board of Directors of the Company.

      Mr. Greenberg has been Chairman of the Executive Committee for more than the past five years and prior to June 25, 2001, was Chairman of the Board of the Company for more than the past five years.

      Father Harrington has been the President of St. John's University for more than the past five years.

      Mr. Mack has been Managing Partner of the Apollo Real Estate Investment Funds for more than the past five years. He has been President and Senior Managing Partner of The Mack Organization (a national owner, developer and investor in office and industrial buildings and other real estate) for more than the past five years. Mr. Mack is Chairman of the Board of Mack-Cali Realty Corporation (a publicly traded real estate investment trust). He is also Chairman of the Board of Metropolis Realty Trust, Inc. (the owner of high rise office buildings).

      Mr. Nickell has been President of Kelso & Company, a privately held merchant banking firm, for more than the past five years. Mr. Nickell was appointed Chief Executive Officer of Kelso & Company in 1998.

      Mr. Novelly became a director of the Company on June 20, 2002. Mr. Novelly has been Chairman of the Board and Chief Executive Officer of Apex Oil Company, Inc., a privately held company engaged in wholesale sale, storage and distribution of petroleum products, for more than the past five years.
Mr. Novelly was appointed Deputy Chairman of the Board of Liquid Funding, Ltd. on November 9, 2001.

      Mr. Salerno was the Vice Chairman and Chief Financial Officer of Verizon Communications (formerly Bell Atlantic Corporation) until his retirement on September 30, 2002. Mr. Salerno became Chairman of the Board of Lynch Interactive Corp. on December 9, 2002. Prior to June 2000, Mr. Salerno was the Senior Executive Vice President and Chief Financial Officer/Strategy and Business Development of Bell Atlantic Corporation. Prior to the merger of NYNEX Corp. ("NYNEX") and Bell Atlantic Corporation, Mr. Salerno was the Vice Chairman of the Board of NYNEX for more than five years.

      Mr. Schwartz became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Schwartz was an Executive Vice President of Bear Stearns. Prior to June 30, 1999, Mr. Schwartz was an Executive Vice President of the Company and of Bear Stearns for more than the past five years.

      Mr. Spector became President and Co-Chief Operating Officer of the Company and Bear Stearns on June 25, 2001. From June 30, 1999 to June 24, 2001, Mr. Spector was an Executive Vice President of Bear Stearns. Prior to June 30, 1999, Mr. Spector was an Executive Vice President of the Company and of Bear Stearns for more than the past five years.

      Mr. Tese has been Chairman of Wireless Cable International Inc. since April 1995. Mr. Tese was Chairman of Cross Country Wireless Inc. from October 1994 to July 1995 and was a corporate officer and a general partner of Cross Country Wireless Inc.'s predecessors, Cross Country Wireless Cable-I, L.P. and Cross Country Wireless Cable West, L.P., from 1990 until October 1994. Mr. Tese was the Director of Economic Development for the State of New York from June 1987 to December 1994. Mr. Tese is currently Chairman of the Audit Committee of the Board of Directors of the Company.

      Mr. Wilpon has been Chairman of the Board of Directors of Sterling Equities, Inc., a privately held entity, and certain affiliates thereof, which are primarily real estate development/owner management companies, for more than the past five years. Mr. Wilpon became Chairman of the Board of Directors of the New York Mets baseball team on August 23, 2002. Mr. Wilpon has been Chief Executive Officer of the New York Mets baseball team for more than the past five years and prior to August 23, 2002, was President of the New York Mets baseball team for more than the past five years.

      There is no family relationship among any of the directors or executive officers of the Company.

BOARD AND COMMITTEE MEETINGS

      The Board of Directors held seven meetings (exclusive of committee meetings) during the preceding fiscal year. In addition, the Board of Directors has established four committees whose functions and current members are noted below. The Audit Committee, Compensation Committee and the Nominating Committee (collectively, the "Board Committees") are committees of the Board of Directors and consist solely of members of the Board of Directors. The Executive Committee includes individuals who are not members of the Board of Directors, but may function in a manner comparable to that of the Board Committees under certain circumstances as described below. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees (including for this purpose, the Executive Committee) on which he served that were held during his period of service.

      Executive Committee. During the last fiscal year, the Executive Committee of the Company (the "Executive Committee") consisted of Messrs. Cayne, Greenberg (Chairman), Lehman, Molinaro, Schwartz and Spector. The Executive Committee met once each week and more frequently, as required, having held 78 meetings during fiscal 2002. The Executive Committee has the authority between meetings of the Board of Directors to take action with respect to a variety of matters delegated by the Board of Directors that are considered to be in the ordinary course of the Company's business and, to take all actions with respect to the management of the Company's business that require action of the Board of Directors, so long as the action is also approved by a majority of the members who are also directors of the Company, except with respect to certain matters that by law and the provisions of the Certificate of Incorporation must be approved by the Board of Directors.

      Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") consists of Messrs. Glickman, Mack, Salerno and Tese (Chairman). Each of the foregoing is a director who is not employed by the Company or affiliated with management. This Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company's internal accounting controls that could significantly affect the Company's financial statements and is directly and solely responsible for the appointment, compensation, oversight and termination of the Company's independent accountants. The Audit Committee held seven meetings during fiscal 2002.

      Compensation Committee. The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Messrs. Glickman (Chairman), Harrington, Nickell and Tese. Each of the foregoing is a director who is not employed by the Company or affiliated with management. The Compensation Committee establishes the compensation policies used in determining the compensation of all executive officers and other Senior Managing Directors, including members of the Board of Directors who are employees of the Company ("employee directors"). The Compensation Committee administers the Performance Compensation Plan pursuant to which the salary and bonus compensation of certain Senior Managing Directors (including certain executive officers) of the Company is determined. The Compensation Committee also approves the salary and bonus compensation of other executive officers and other Senior Managing Directors based upon recommendations made by the Executive Committee and the Bear Stearns and Co. Inc. Management and Compensation Committee (the "Management and Compensation Committee") applying criteria established by the Compensation Committee. The Compensation Committee also administers certain aspects of the Capital Accumulation Plan, the Stock Award Plan and the Restricted Stock Plan. The Compensation Committee held seven meetings during fiscal 2002.

      Nominating Committee. The Nominating Committee of the Board of Directors (the "Nominating Committee") consists of Messrs. Mack (Chairman), Salerno and Tese. Each of the foregoing is a director who is not employed by the Company or affiliated with management. The Nominating Committee considers and makes recommendations to the Board of Directors with respect to the size and composition of the Board of Directors and the identification of potential candidates to serve as directors. It also solicits and considers nominees recommended by stockholders of the Company. Stockholders wishing to submit recommendations for the 2004 Annual Meeting should write to the Corporate Secretary, The Bear Stearns Companies Inc., 383 Madison Avenue, 6th Floor, New York, New York 10179. The Company's Restated Certificate of Incorporation contains time limitations, procedures and requirements relating to such stockholder recommendations. The Nominating Committee held one meeting during fiscal 2002.

                             AUDIT COMMITTEE REPORT

      The members of the Audit Committee (the "Committee") have been appointed by the Board of Directors (the "Board"). The Committee is governed by a charter (attached as Exhibit A) which has been approved and adopted by the Board and is reviewed and reassessed annually by the Committee. The Committee is comprised of four directors who meet the independence and experience requirements of the New York Stock Exchange.

      The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

      The Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the qualifications, performance and independence of the Company's independent external auditors and (4) the performance of the Company's internal audit function.

      Management is responsible for the preparation and integrity of the Company's financial statements. The Committee reviewed the Company's audited financial statements for the year ended November 30, 2002 and met with both management and the Company's external auditors to discuss those financial statements, including the critical accounting policies on which the financial statements are based. Management and the external auditors have represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

      The Committee has received from and discussed with the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Committee also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

      Based upon these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2002.

                                          AUDIT COMMITTEE



                                          Carl D. Glickman
                                          William L. Mack
                                          Frederic V. Salerno
                                          Vincent Tese, Chairman

                                 *      *      *

                             EXECUTIVE COMPENSATION

                          COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES

      The Compensation Committee is empowered by the Board of Directors and the stockholders to oversee the compensation programs of the Company with particular attention to the compensation of the executive officers of the Company. The compensation philosophy of the Company has been strongly influenced by the principle that the compensation of the executive officers should be structured to link their financial reward to the achievement of annual and long-term performance goals. Thus, executives would both share in the success of the Company as a whole and be adversely affected by poor Company performance, thereby aligning their interests with the interests of the stockholders. In making decisions with respect to the compensation of executive officers, the Compensation Committee follows certain guidelines:

            o Total compensation must be comparable to that of the Company's primary competitors, so that the Company may recruit and retain talented executive officers who are key to the Company's long-term success.

            o Executive compensation should be directly linked to the Company's financial performance as measured annually, primarily through return on equity.

            o A significant portion of the total compensation paid to executive officers should be delivered in the form of equity-based awards. The value of equity-based awards cannot be realized immediately and depends upon the future performance of the Company and growth in the market value of its stock.

      To implement the foregoing philosophy, the salary and bonus compensation of executive officers is determined principally by the operation of the Performance Compensation Plan (the "Performance Compensation Plan").

PERFORMANCE COMPENSATION PLAN

      Under the Performance Compensation Plan, executive officers, including the executive directors named in the Summary Compensation Table, and key employees receive a base salary of $200,000 per annum and a share of a performance-based bonus pool. The Compensation Committee determines the formula for calculating one or more bonus pools within 90 days after the beginning of each fiscal year based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine: (a) pre-tax or after-tax return on common equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

      The share of one or more of the bonus pools to be allocated to each executive officer in any fiscal year is determined by the Compensation Committee in its sole discretion. However, under no circumstance may the aggregate amount of the bonuses paid under the Performance Compensation Plan exceed 100% of any of the applicable bonus pools computed under the formula designated by the Compensation Committee.

      For fiscal 2002, the Compensation Committee created a separate performance-based pool which consisted of six participants, the Company's Chairman of the Board, Chairman of the Executive Committee, Presidents, Chief Financial Officer and General Counsel (the "Executive Committee Pool").

      The Compensation Committee established a formula for calculating the Executive Committee Pool based on the Company's adjusted after-tax return on common equity. The maximum amount allocable to the Executive Committee Pool is $150,000,000, of which the maximum percentage of any individual participant was 30% of such pool. During fiscal 2002, the formulaic calculation of the Executive Committee Pool totaled $98,217,000. However, in recognition of the difficult operating environment which confronted the Company throughout 2002, the Executive Committee recommended to the Compensation Committee that the pool be reduced by approximately 20% to $80,000,000. The Compensation Committee approved such reduction and compensation was delivered to the participants in a combination of cash, CAP Units (as defined below under "Equity Ownership and Capital Accumulation Plan") and stock options (see "Stock Award Plan"). The allocation of compensation from the pool to the participants was 52.2% in cash and 47.8% in equity-based awards.

EQUITY OWNERSHIP AND CAPITAL ACCUMULATION PLAN

      A focus on performance and growth and the direct alignment of employee and stockholder interests flows from the substantial ownership of Common Stock and CAP Units by senior executives of the Company. The six current members of the Executive Committee beneficially own 10.19% of the outstanding Common Stock, CAP Units and restricted stock units combined.

      All executive officers receive a substantial portion of their annual compensation in awards made pursuant to the Capital Accumulation Plan. Stock units ("CAP Units") awarded pursuant to the CAP Plan vest at the end of three years. After a five-year period, each officer will be entitled to receive from the Company a number of freely transferable shares of Common Stock equal to the number of CAP Units then credited to such officer's Capital Accumulation Account.

STOCK AWARD PLAN

      The Stock Award Plan was established in 1999 and provides the Company the ability to award key employees stock options as a component of their annual compensation. The determination of recipients of stock options, the terms and conditions of such options within the parameters of the Stock Award Plan, and the number of shares covered by each option is determined by the Compensation Committee, based on management's recommendation.

      In aggregate, 285,000 ten-year options were granted to members of the Executive Committee relating to their performance in fiscal 2002. These options were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant and become exercisable after three years. The Compensation Committee believes that the award of stock options is an important component in the compensation of executive officers, as the ultimate economic value of such awards can only be achieved as a result of share price growth. As a result, the interests of executive officers are directly aligned with those of the stockholders.

      Section 162(m) of the Internal Revenue Code limits deductibility for federal income tax purposes of compensation in excess of $1,000,000 annually paid to individual executive officers named in the Summary Compensation Table unless certain exceptions, including compensation based on performance goals, are satisfied. The Performance Compensation Plan and the Stock Award Plan have been established and maintained in an effort to comply with the performance-based exception to limits on deductibility of executive officer compensation. However, while the Compensation Committee currently seeks to maximize the deductibility of compensation paid to executive officers, it will maintain the flexibility to take actions which may be based upon other considerations.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The total compensation of Mr. Cayne, the Company's Chief Executive Officer, along with other members of the Executive Committee, is determined in all respects by the Performance Compensation Plan. Pursuant to the terms of the Performance Compensation Plan for fiscal 2002, Mr. Cayne received a base salary of $200,000 and shared in a bonus pool based on the Company's fiscal 2002 after-tax return on common equity. Mr. Cayne's proportionate share of the fiscal 2002 bonus pool (as well as that of the other members of the Executive Committee) was determined by the Compensation Committee in February 2002. Given the difficult operating environment confronting the Company in fiscal 2002, Mr. Cayne recommended to the Compensation Committee that his compensation be reduced by approximately 20% from the agreed-upon formulaic calculation of such compensation. This represented the second year that Mr. Cayne and the other Executive Committee members voluntarily reduced their bonus pool as they had agreed to a 50% reduction in fiscal 2001. The Compensation Committee approved such reduction and Mr. Cayne received total compensation in fiscal 2002 of $19,640,000 consisting of the following components:

  BASE SALARY    CASH BONUS      CAP UNITS    STOCK OPTIONS      TOTAL
  -----------    -----------     ----------   -------------   -----------
   $200,000      $10,006,750     $7,982,583     $1,450,667    $19,640,000

      The total compensation of Mr. Cayne represents a significant increase over that paid in fiscal 2001 reflecting the Company's improved operating performance, as measured by pre-tax earnings, profit margins, net income and return on equity. In addition, fiscal 2001 compensation for Mr. Cayne as well as the other members of the Executive Committee was reduced by the voluntary 50% reduction previously discussed. The Compensation Committee believes that Mr. Cayne's fiscal 2002 compensation was fair given the Company's absolute performance and also its performance compared to its key competitors during very difficult market conditions. Due to the substantial portion of Mr. Cayne's compensation being delivered in the form of stock units and stock options, the ultimate realization of benefits from his current bonus will depend on the future performance of the Company and the value of its Common Stock.

CONCLUSION

      The Compensation Committee believes that the Company performed well in a very challenging business environment. The Company's performance as measured by profit margins and earnings per share increased significantly from the prior year and return on common equity was the highest of its key competitors. Therefore, the compensation paid to the Company's executive officers reflects the Company's strong absolute and relative performance during a very challenging year. Attracting and retaining talented and motivated management and employees is essential to creating long-term stockholder value. Offering a competitive performance-based compensation program with a significant equity component helps to achieve this objective. The Compensation Committee believes that the Performance Compensation Plan, the Capital Accumulation Plan and the Stock Award Plan provide appropriate incentives to senior management of the Company and are fair and reasonable methods for determining the compensation of executive officers, including the Chief Executive Officer. The compensation program of the Company properly serves to align the interests of executives and stockholders.

                                          COMPENSATION COMMITTEE

                                          Carl D. Glickman, Chairman
                                          Donald J. Harrington
                                          Frank T. Nickell
                                          Vincent Tese

                                 *      *      *

                    COMPENSATION TABLES AND OTHER INFORMATION

      The following table sets forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company (other than the Chief Executive Officer) for the fiscal years ended November 30, 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE
                                                                                           LONG TERM
                                               ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                                                                  RESTRICTED       SECURITIES
          NAME AND              FISCAL                                              STOCK          UNDERLYING          ALL OTHER
     PRINCIPAL POSITION          YEAR       SALARY            BONUS (1)        AWARDS (2)(3)(4)    OPTIONS (#)      COMPENSATION (5)
------------------------------------------------------------------------------------------------------------------------------------
James E. Cayne                   2002      $200,000         $10,006,750          $7,982,583          68,000           $10,178,600
Chairman of the Board            2001       200,000           4,972,150           2,001,025          30,581             8,014,650
and Chief Executive Officer      2000       200,000          11,665,172           9,577,402         108,856            10,060,813

Alan C. Greenberg                2002      $200,000          $5,995,000          $4,591,667          40,000            $4,224,231
Chairman of the Executive        2001       200,000           2,998,200           1,175,200          18,702             3,472,587
Committee                        2000       200,000          10,373,868           2,517,611          66,475             4,957,838

Samuel L. Molinaro Jr.           2002      $200,000          $4,332,500          $3,027,500          30,000              $406,524
Executive Vice President         2001       200,000           2,544,250             959,875          15,605               249,378
and Chief Financial Officer      2000       200,000           2,068,914           2,332,629          21,878               203,609

Alan D. Schwartz                 2002      $200,000          $9,537,500          $7,475,833          65,000            $7,452,512
President and Co-Chief           2001       200,000           4,766,890           1,886,515          28,934             5,850,488
Operating Officer                2000       200,000           9,326,046           7,556,577          86,354             7,119,890

Warren J. Spector                2002      $200,000          $9,493,592          $7,519,741          65,000           $13,921,316
President and Co-Chief           2001       200,000           4,748,550           1,900,925          29,141             9,946,755
Operating Officer                2000       200,000          11,150,606           9,142,933         104,062            13,214,403

--------------------------------------------------------------------------------
(1) Represents amounts payable under the Performance Compensation Plan. See "Executive Compensation--Compensation Committee Report--Performance Compensation Plan."
(2) Represents the portion of the named executive officer's bonus deferred pursuant to the Capital Accumulation Plan. See "Executive Compensation--Compensation Committee Report--Equity Ownership and Capital Accumulation Plan."
(3) As of November 30, 2002, the value and the aggregate number of CAP Units in the accounts of each named person (based on the closing price of the Common Stock on the Consolidated Transaction Reporting System on November 29, 2002) was: Mr. Cayne--$157,056,845 (2,454,013 units);
      Mr. Greenberg--$64,282,372 (1,004,412 units); Mr. Molinaro--$9,858,209
      (154,035 units); Mr. Schwartz--$115,431,958 (1,803,624 units); and
      Mr. Spector--$227,159,746 (3,549,371 units).
(4) On December 11, 2000, Mr. Molinaro received restricted stock units as part of his compensation pursuant to the Performance Compensation Plan.
      Mr. Molinaro's grant was $788,021, which represents 15,879 restricted stock units. Dividend equivalents of additional restricted stock units are payable by the Company on all such holdings from the date of grant. These restricted stock units will vest 33 1/3% per annum commencing June 30, 2003.
(5) Represents preferential earnings paid in the form of CAP Units pursuant to the Capital Accumulation Plan that exceed cash dividends paid on the equivalent shares of Common Stock.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)
                           NUMBER OF        % OF TOTAL
                          SECURITIES     OPTIONS GRANTED TO  EXERCISE
                          UNDERLYING        EMPLOYEES IN       PRICE     EXPIRATION     GRANT DATE
         NAME           OPTIONS GRANTED     FISCAL YEAR      PER SHARE     DATE(2)   PRESENT VALUE(3)
----------------------  ---------------  ------------------  ---------   ----------  -----------------
James E. Cayne               68,000            1.60%          $64.00      11/29/12      $1,450,667
Alan C. Greenberg            40,000            0.94%           64.00      11/29/12         853,333
Samuel L. Molinaro Jr.       30,000            0.71%           64.00      11/29/12         640,000
Alan D. Schwartz             65,000            1.53%           64.00      11/29/12       1,386,667
Warren J. Spector            65,000            1.53%           64.00      11/29/12       1,386,667

--------------------------------------------------------------------------------
(1)   Represents awards made in November 2002 for performance in fiscal year
      2002.
(2)   All stock options become exercisable three years after grant date.
(3) Valued using a modified Black-Scholes option pricing model. The exercise price of each stock option ($64.00) is equal to the closing price on the Consolidated Transaction Reporting System of a share of Common Stock on November 29, 2002, the date of the grant. The assumptions used for the variables in the model were: 33% volatility (a projection of the volatility of the Common Stock over the 120 month term of the options); a 4.21% risk-free rate of return (based on the USD Interest Rate Swap Curve, expressed as a zero-coupon rate over the 120 month term); a 1.06% dividend yield (which was an estimated projected dividend yield on the date of grant); and a ten year option term (which is the maximum term of the options). A discount of 25% was applied to the option value yielded by the model to reflect the non-marketability of the options. The actual gain, if any, that executives will realize on their stock options will depend on the future price of the Common Stock and cannot be accurately forecasted by application of an option pricing model.

           AGGREGATED STOCK OPTION EXERCISES MADE IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                                                   UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(1)
                                               -----------------------------  --------------------------
                          SHARES
                         ACQUIRED     VALUE
         NAME           ON EXERCISE  REALIZED  EXERCISABLE(2)  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------  -----------  --------  --------------  -------------  -----------  -------------
James E. Cayne              --          --         72,427         207,437      $1,828,782    $1,782,542
Alan C. Greenberg           --          --         44,240         125,177       1,117,060     1,088,736
Samuel L. Molinaro Jr.      --          --          5,571          67,482         140,668       425,589
Alan D. Schwartz            --          --         57,500         180,288       1,451,875     1,447,349
Warren J. Spector           --          --         69,197         198,203       1,747,224     1,703,375

--------------------------------------------------------------------------------

(1) This valuation represents the difference between $64.00, the closing price of a share of Common Stock reported on the Consolidated Transaction Reporting System on November 29, 2002 and the exercise prices of those stock options outstanding at November 30, 2002 multiplied by the number of options outstanding at each exercise price. The actual value, if any, that executives will realize upon the exercise of any option will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date the option is exercised.

(2)   Includes options that vested and became exercisable on January 10, 2003.

                                PERFORMANCE GRAPH

      The following performance graph compares the performance of an investment in the Company's Common Stock over the last five fiscal years with its Peer Group, the S&P 500 Diversified Financial Services Index and the S&P 500 Index. The entities included in the Company's peer group (the "Peer Group") consist of Merrill Lynch & Co., Inc., Morgan Stanley, The Goldman Sachs Group, Inc. and Lehman Brothers Holdings Inc. The performance graph assumes the value of the investment in the Company's Common Stock and each index was $100 on November 28, 1997, and that all dividends have been reinvested. There can be no assurance that the Company's future stock performance will correlate with past stock performance.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
Assumes $100 invested on November 30, 1997 in the Company's Common Stock; Peer Group; S&P 500 Diversified Financial Services Index and the S&P 500 Index and that all dividends have been reinvested.

                                                   1997      1998      1999      2000      2001      2002
                                                 -------   -------   -------   -------   -------   -------
The Bear Stearns Companies Inc.                  $100.00   $107.43   $109.36   $126.86   $160.51   $180.50
Peer Group (1)                                    100.00    123.14    180.50    209.56    190.87    167.17
S&P 500 Diversified Financial Services Index (2)  100.00    132.63    169.83    201.69    187.02    163.87
S&P 500 Index                                     100.00    126.71    152.46    143.19    125.69    104.93

--------------------------------------------------------------------------------
(1) Peer Group calculation assumes conversion of Morgan Stanley Group Inc. shares into newly formed company, Morgan Stanley, in June 1997. In fiscal year 2000, The Goldman Sachs Group Inc. was added to the peer group. The Goldman Sachs Group Inc. is not included in results for 1997, 1998 and 1999.
(2) S&P 500 Diversified Financial Services Index was selected as a replacement of S&P Financial Diversified Index which was discontinued.

COMPENSATION OF DIRECTORS

      In fiscal 2002, each director who was not an employee of the Company received an annual retainer of $50,000, plus $1,500 for each meeting of the Board of Directors attended, and reasonable expenses relating to attendance at such meetings. No increases have been proposed for fiscal 2003. Directors who are members of the Audit Committee, Compensation Committee and Nominating Committee receive additional compensation at the rate of $1,500 for each meeting of the Audit Committee, Compensation Committee and Nominating Committee attended, with the exception of telephone conference committee meetings for which the compensation paid for participation is $200.

      Pursuant to the provisions of the Non-Employee Directors' Stock Option and Stock Unit Plan (the "Directors' Plan"), each of the directors of the Company who is not an officer or employee of the Company or any of its subsidiaries (the "Non-Employee Directors") as of the date of an annual meeting of stockholders and whose service will continue after such meeting is granted an option to purchase shares of Common Stock and a number of restricted stock units. The exercise price of an option is equal to the closing price of the Common Stock on the NYSE on the date the grant is made. The number of shares covered by the option and the number of restricted stock units is equal to the quotient of an amount determined by the Executive Committee divided by the average closing price of the Common Stock for the five trading days immediately preceding the date of such meeting, subject to adjustment as provided in the Directors' Plan. The options have a ten-year term, are exercisable six months from the date of grant and are subject to termination upon the occurrence of certain events as provided in the Directors' Plan.

      Pursuant to the annual grant provisions of the Directors' Plan, all of the Company's Non-Employee Directors at March 26, 2002 received stock options valued at $42,500 in fiscal 2002. Current Non-Employee Directors will be granted stock options valued at $42,500 immediately following the Annual Meeting. In addition, each Non-Employee Director at March 26, 2002 received restricted stock units valued at $42,500 in fiscal 2002. Current Non-Employee Directors will receive restricted stock units valued at $42,500 immediately following the Annual Meeting. The Directors' Plan also permits Non-Employee Directors to elect to receive options or shares of Common Stock in exchange for up to one-half of the annual cash retainer paid by the Company for services rendered as a director.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN TRANSACTIONS

      The Company, in the ordinary course of business, has extended credit to certain of its directors, officers and employees in connection with their purchase of securities. Such extensions of credit have been made on substantially the same terms (including as to interest rates and collateral requirements) as those prevailing at the time for comparable transactions with non-affiliated persons, except that for some credit products, the interest rates charged were equivalent to the lowest of the interest rates charged to other persons or were the same as those charged to Company employees and did not involve more than the normal risk of collectability or have unusual terms or conditions which are disadvantageous to the Company. To the extent officers and employees of the Company and members of their immediate families wish to purchase securities in brokerage transactions, they ordinarily are required to do so through Bear Stearns, which offers them a discount from its standard commission rates that could be substantial depending on various factors, including the size of the transaction. Bear Stearns periodically in the ordinary course of its business, enters into transactions, as principal, involving the purchase or sale of securities and commercial paper (including different forms of repurchase transactions) with directors, officers, employees of the Company and members of their immediate families. Such purchases and sales of securities or commercial paper on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties.

      The Company, from time to time, has made loans to its officers and other employees. Interest is generally charged by the Company on such loans at the same rate of interest charged by BSSC on loans to purchase securities. The Company currently requires that any such loan in excess of $7,500 made to officers and other employees be approved by the Management and Compensation Committee. During the fiscal year ended November 30, 2002, the maximum aggregate amount of month-end loans outstanding was $32,398,133.

      The Company has formed several limited partnerships, The BSC Employee Fund, L.P., The BSC Employee Fund II, L.P., The BSC Employee Fund III, L.P., The BSC Employee Fund IV, L.P., The Bear Stearns Health Innoventures Employee Fund, L.P. and The Bear Stearns Multi-Strategy Employee Fund, L.P. which provide investment opportunities for the Company's key employees. The total amounts loaned in excess of $60,000 were outstanding to the following directors or executive officers, in the aggregate for all the funds set forth after each of their respective names at November 30, 2002: James E. Cayne ($288,803), Alan D. Schwartz ($288,803), Warren J. Spector ($959,621), Mark E. Lehman ($155,499),
Samuel L. Molinaro Jr. ($137,730), Michael Minikes ($137,730) and Marshall J Levinson ($75,530).

      The BSC Employee Fund, L.P. (the "Fund") provides an investment opportunity for the Company's Senior Managing Directors and Managing Directors that are accredited investors. The Fund has committed to invest $62,000,000 in a diversified group of closed-end acquisition and leveraged buyout funds that are managed by highly regarded private equity firms. As of November 30, 2002, 336 participants in the Fund have purchased a total of 1,016 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $50,000, of which $25,000 is funded by the participant and $25,000 is in the form of a nonrecourse, interest-bearing loan from the Company to the Fund participant. The loans bear interest at the London Interbank Offered Rate ("LIBOR") plus 1.0%. Capital calls since June 12, 1997 have totaled 100% of each participant's equity commitment. The total amount loaned to the participants in the Fund at November 30, 2002 was $5,532,124. The aggregate amount of the loans outstanding to all directors and executive officers as a group on such date was $839,816.

      The BSC Employee Fund II, L.P. ("Fund II"), provides an investment opportunity for certain key employees of the Company that are accredited investors. Fund II has committed to invest $60,850,000 in a diversified group of private equity funds, sponsored and managed by well-regarded private equity firms. As of November 30, 2002, 181 participants in Fund II have purchased a total of 524 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $100,000, of which $50,000 is funded by the participant and $50,000 is in the form of a nonrecourse, interest-bearing loan from the Company to the participant. The loans bear interest at LIBOR plus 1.0%. Capital calls since September 28, 2000 have totaled 40.0% of each participant's equity commitment. The total amount loaned to the participants in Fund II at November 30, 2002 was $8,680,000.

      The BSC Employee Fund III, L.P. ("Fund III"), provides an investment opportunity for certain key employees of the Company. Fund III has committed to invest $60,017,271 alongside Bear Stearns Merchant Banking Partners II, L.P. (the "Merchant Banking Fund"), which will invest by making private equity and equity-related investments in leveraged buyouts, recapitalizations and growth capital opportunities and may make investments in preferred stock and debt having equity components. Fund III will invest as side-by-side funds, alongside the Merchant Banking Fund. As of November 30, 2002, 140 participants in Fund III have purchased a total of 223 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $80,000, of which $20,000 is funded by the participant and $60,000 is in the form of an advance from the Company to the participant. The advances bear interest at LIBOR plus 1.75%. Capital calls since October 20, 2000 have totaled 70% of each participant's equity commitment. The total amount loaned to the participants in Fund III at November 30, 2002 was $8,718,633.

      The BSC Employee Fund IV, L.P. ("Fund IV"), provides an investment opportunity for Senior Managing Directors of the Company that are accredited investors. Fund IV has committed to invest $106,649,395 alongside the Merchant Banking Fund. The Merchant Banking Fund will invest in private equity and equity-related investments in leveraged buyouts, recapitalizations and growth capital opportunities and may make investments in preferred stock and debt having equity components. In addition, Fund IV has committed to invest $37,500,000 alongside Constellation Venture Partners II, L.P. (the "Constellation Fund"), which will invest in equity and equity related securities in early and mid-stage media, communications and technology based companies. As of November 30, 2002, 185 participants in Fund IV have purchased a total of 459 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $80,000 in the Merchant Banking Fund (of which $20,000 is funded by the participant and $60,000 is in the form of an advance from the Company to the participant) and $30,000 to the Constellation Fund (of which $15,000 is funded by the participant and $15,000 is in the form of an advance from the Company to the participant). The advances bear interest at LIBOR plus 1.75%. Capital calls since October 20, 2000 have totaled 70% of each participant's equity commitment. The total amount loaned to the participants in Fund IV at November 30, 2002 was $14,426,352. The aggregate amount of the loans outstanding to all directors and executive officers as a group on such date was $932,996.

      The Bear Stearns Health Innoventures Employee Fund, L.P. ("Health Innoventures Fund"), provides an investment opportunity for certain key employees of the Company that are accredited investors. Health Innoventures Fund has committed to invest $19,951,818 alongside Bear Stearns Health Innoventures, L.P. in technology-based health care companies in emerging high growth markets. As of November 30, 2002, 46 participants in Fund II have purchased a total of 74 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $250,000, of which $125,000 is funded by the participant and $125,000 is in the form of a nonrecourse, interest-bearing loan from the Company to the participant. The loans bear interest at LIBOR plus 1.0%. Capital calls since April 16, 2001 have totaled 26.33% of each participant's equity commitment. The total amount loaned to the participants in Health Innoventures Fund at November 30, 2002 was $3,208,648. The aggregate amount of the loans outstanding to all directors and executive officers as a group on such date was $270,905.

      The Bear Stearns Multi-Strategy Employee Fund, L.P. ("Multi-Strategy Fund"), provides an investment opportunity for certain key employees of the Company that are accredited investors. Multi-Strategy Fund has committed to invest $6,137,626 in a diversified group of private investment funds or managed accounts, managed by or offered through Bear Stearns Asset Management Inc. and its affiliates. As of November 30, 2002, 24 participants in Fund II have purchased a total of 49 limited partnership interests. Each limited partnership interest represents a commitment by the participant to invest $125,000, all of which is funded by the participant. Capital calls since August 1, 2001 have totaled 100% of each participant's equity commitment. There were no loans outstanding to the participants in Multi-Strategy Fund at November 30, 2002.

      Sterling BSC Inc. ("Sterling BSC") and Hines BSC, LLC ("Hines BSC"), as a joint venture (the "Joint Venture"), have formed Bradirk 383 Associates LLC ("Bradirk"), of which Sterling BSC owns a 60% interest and Hines BSC owns a 40% interest. Through the Joint Venture, Sterling BSC and Hines BSC have acted as a consultant to the Company on certain real estate matters. The Company entered into an agreement with Bradirk to assist in the development of the Company's new world headquarters at 383 Madison Avenue. Under this agreement the Company agreed to pay a development fee of $12 million and to reimburse Bradirk for certain direct administrative costs associated with the project. During fiscal 2002, the Company paid $3.4 million related to the development agreement. In addition, pursuant to a Management Agreement between Gregory/Madison Avenue, LLC ("Gregory"), an affiliate of the Company, and Bradirk, Gregory has agreed to pay a management fee to Bradirk of $750,000 per year and to reimburse Bradirk for certain direct expenses related to managing the property. This agreement commenced on July 1, 2001 and continues for a minimum of 27 months. During fiscal 2002, the Company paid Bradirk $2.8 million in aggregate relating to this agreement. Fred Wilpon, a director of the Company, is Chairman, Chief Executive Officer and a 33.75% stockholder of Sterling BSC. Fred Wilpon and members of his family own approximately 85% of the outstanding stock of Sterling BSC.

      Effective February 1, 2002, a wholly owned subsidiary of the Company sold its 6.25% ownership interest in a Citation X executive jet to Gracie Aviation Corp. ("Gracie Aviation"), a corporation of which Warren J. Spector, the President and Co-Chief Operating Officer of the Company is the sole stockholder. Gracie Aviation paid a purchase price of $857,672, the fair market value of the ownership interest, as determined by Executive Jet Sales Inc., less the Company's pro rata share of an applicable termination fee. The purchase price represents $29,391 more than the Company would have received had it exercised a contractual right to require repurchase of the ownership interest by Executive Jet. In connection with the sale, the Company assigned to Gracie Aviation, and Gracie Aviation assumed, all of the Company's rights and obligations under the related agreements and documentation.

      Paul A. Novelly, a director of the Company, is Chairman of the Board, Chief Executive Officer and the controlling stockholder of Apex Oil Company, Inc., a privately held company ("Apex Oil"). Apex Oil is the beneficial owner of a 5% equity interest (with 8 1/3% of voting rights) in Liquid Funding, Ltd. ("LFL") at a cost of $600,000. Mr. Novelly serves as Deputy Chairman of the Board of Directors of LFL. The Company has a 40% non-voting equity interest in LFL. In addition, Clark Oil Trading Company, an affiliate of Apex Oil, maintains a commodity trading account with a subsidiary of the Company, which includes a $15 million line of credit to finance initial margin requirements on futures contracts. The line of credit bears interest at 1% over the Company's broker call rate. The largest aggregate amount of indebtedness outstanding under the line of credit during fiscal 2002 was $15,000,000; no indebtedness has been outstanding since October 3, 2002.

      Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during fiscal 2002 for any amount in excess of $60,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The current members of the Company's Compensation Committee are Messrs. Glickman, Harrington, Nickell and Tese, none of whom is or has been an officer or an employee of the Company. There were no "Compensation Committee Interlocks" during fiscal year 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and any persons who own more than 10% of the Company's Common Stock, to file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the SEC and furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5's were required, the Company believes that during fiscal 2002 all Section 16(a) filing requirements were complied with.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of November 30, 2002 with respect to the Company's common shares that may be issued under its existing equity compensation plans: The table shows the number of securities to be issued under compensation plans that have been approved by stockholders and those that have not been so approved. The footnotes and other information following the table are intended to provide additional detail on the compensation plans. The Company currently plans to mitigate the dilutive effect to stockholders through the repurchase of Common Stock, pursuant to the Company's share repurchase program, subject to market conditions.


                                                                           NUMBER OF
                                                                           SECURITIES
                                      NUMBER OF                            REMAINING
                                      SECURITIES                         AVAILABLE FOR
                                        TO BE                           FUTURE ISSUANCE
                                     ISSUED UPON     WEIGHTED-AVERAGE     UNDER EQUITY
                                     EXERCISE OF      EXERCISE PRICE      COMPENSATION
                                     OUTSTANDING      OF OUTSTANDING    PLANS (EXCLUDING
                                       OPTIONS,          OPTIONS,          SECURITIES
                                       WARRANTS        WARRANTS AND       REFLECTED IN
          PLAN CATEGORY               AND RIGHTS        RIGHTS (1)        COLUMN (A))
-------------------------------     --------------   ----------------   -----------------
                                         (a)               (b)                 (c)
Equity compensation plans
approved by security holders        59,928,806 (2)      $53.12 (2)        14,284,926 (3)

Equity compensation plans not
approved by security holders        10,397,432 (4)         N/A             3,295,029 (5)
                                    --------------                      -----------------


    Total                           70,326,238                            17,579,955
                                    --------------                      -----------------

--------------------------------------------------------------------------------

(1) This column contains information regarding stock options only; there are no warrants or rights outstanding.

(2) Includes stock options to purchase 20,454,067 shares of Common Stock at a weighted-average exercise price of $53.12 and 39,470,584 of CAP units as well as 4,155 restricted stock units under the Directors' Plan.

(3) Equity compensation plans approved by security holders include the Stock Award Plan, Directors' Plan and Capital Accumulation Plan. The material features of each of these plans are described in Note 11, "Stock Compensation Plans," to the Company's Consolidated Financial Statements.

            - Includes stock options to purchase 14,049,788 shares of Common Stock available under the Stock Award Plan as well as stock options to purchase 235,138 shares of Common Stock available under the Directors' Plan.

            - Units available for future issuance under the Capital Accumulation Plan, which was approved by security holders, are not included. Pursuant to the terms of the Capital Accumulation Plan, the total number of CAP units that may be issued under the Capital Accumulation Plan during any fiscal year may not exceed 15% of the sum of issued and outstanding shares of Common Stock and CAP units outstanding determined as of the last day of the current fiscal year.

(4) Equity compensation plans not approved by security holders include the Restricted Stock Unit Plan, the Long-Term Incentive Stock Award, and AE Investment and Deferred Compensation Plan. The material features of these arrangements are described below as required by the SEC rules.

(5) There are 3,295,029 securities remaining available for future issuance under the Restricted Stock Unit Plan.

--------------------------------------------------------------------------------

      The table above does not include equity compensation plans that meet the qualification requirements of Section 401(a) of the Internal Revenue Code, namely the Profit Sharing Plan, 401(k) Savings Plan and the Employee Stock Ownership Plan. The material features of the Company's equity compensation plans which have not been approved by security holders are, as required by the SEC rules, described below. These descriptions do not purport to be complete and are qualified in their entirety by reference to the plan documents which are included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002.

RESTRICTED STOCK UNIT PLAN

      The Restricted Stock Unit Plan ("RSU Plan") provides for the annual award of restricted stock units ("RSUs") for employees. The Company measures compensation cost of RSUs based on the fair market value of its Common Stock at the award date. Under the RSU Plan, RSUs granted to employees have various vesting provisions and generally convert to Common Stock within four years. Such units are restricted from sale, transfer or assignment until the end of the restricted period. Holders of restricted stock units generally may forfeit ownership of a portion of their award if employment is terminated before the end of the vesting period. Holders of RSUs are entitled to receive a dividend in the form of additional RSUs, based on dividends declared on the Company's Common Stock. The total number of RSUs that may be granted under the RSU Plan may not exceed 10,000,000. As of November 30, 2002 the total number of RSUs outstanding was 6,490,784.

AE INVESTMENT AND DEFERRED COMPENSATION PLAN

      The AE Investment and Deferred Compensation Plan is a non-qualified defined contribution retirement plan covering substantially all account executives. The plan allows participants to defer a portion of their annual compensation in a variety of self-directed investment options. One of these options allows the participants to invest in the Common Stock of the Company. Such investments are restricted from sale, transfer or assignment until the end of the restricted period which is predetermined prior to the original deferral. As of November 30, 2002 the total number of such units outstanding was 524,245.

LONG-TERM INCENTIVE STOCK AWARD

      On November 30, 2000, the Company issued a one time award of RSUs to certain existing employees. Such award covered 3,381,903 units outstanding at November 30, 2002 that vest over a four and one half year period.

         II. APPROVAL OF AMENDMENTS TO THE PERFORMANCE COMPENSATION PLAN

GENERAL

      The Performance Compensation Plan was adopted by the Compensation Committee on September 10, 1996 and was originally approved by stockholders at the 1996 Annual Meeting. The Performance Compensation Plan was amended thereafter on a number of occasions by the Compensation Committee, both with and without stockholder approval, as required. The purpose of the Performance Compensation Plan is to compensate Senior Managing Directors of the Company and its subsidiaries for significant contributions to the Company and to stimulate their efforts by giving them a direct interest in the performance of the Company.

PROPOSED AMENDMENTS TO PERFORMANCE COMPENSATION PLAN

      On February 24, 2003, the Compensation Committee adopted amendments to the Performance Compensation Plan, subject to stockholder approval at the Annual Meeting. The proposed amendments to the Performance Compensation Plan would amend Section 2 to extend the term of the Performance Compensation Plan for an additional period commencing as of July 1, 2003 and terminating on November 30, 2008. In addition, Section 5.5 is proposed to be amended to increase the maximum amount allocable by the Compensation Committee to the annual bonus pool related to participants who are members of the executive committee of Bear, Stearns & Co. Inc. in the aggregate for any fiscal year from $150,000,000 to $165,000,000. The maximum amount allocable to any individual participant who is not a member of such executive committee shall remain at $15,000,000.

      The amendments to the Performance Compensation Plan are being submitted to stockholders in an effort to meet the requirements for deductibility by the Company under Section 162(m) of the Internal Revenue Code for Senior Managing Directors who are or may become members of the executive committee of Bear Stearns in the future. (See "Executive Compensation - Compensation Committee Report - Stock Award Plan" for a discussion of Section 162(m) of the Internal Revenue Code.)

      Set forth below is the text of the revised Section 2 and Section 5.5 of the Performance Compensation Plan containing the amendments being proposed at the Annual Meeting. The amendments are qualified in its entirety by reference to such text.

      "Section 2. Term. The Plan became effective as of July 1, 1998 (the "Effective Date"). The Plan shall be extended and shall be applicable for an additional period commencing July 1, 2003 and ending November 30, 2008, unless earlier terminated by the Company pursuant to Section 9."

      "Section 5.5, The maximum amount allocable by the Compensation Committee to the Annual Bonus Pool related to Participants who are members of the executive committee of Bear, Stearns & Co. Inc. in the aggregate for any fiscal year shall not exceed $165,000,000. The maximum amount allocable to any individual Participant who is not a member of such executive committee shall not exceed $15,000,000."

DESCRIPTION OF THE PERFORMANCE COMPENSATION PLAN, AS AMENDED AND RESTATED

      Stockholders are encouraged to review the Performance Compensation Plan carefully. This summary of the material terms of the Performance Compensation Plan is qualified in its entirety by reference to Exhibit B.

      The Performance Compensation Plan is administered by the Compensation Committee. Subject to the provisions of the Performance Compensation Plan, the Compensation Committee shall have the power to interpret the Performance Compensation Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations as it may deem desirable. Any decision of the Compensation Committee in the administration of the Performance Compensation Plan shall be final and conclusive.

      The Performance Compensation Plan, as extended, is applicable for an additional period ending November 30, 2008. All of the Company's Senior Managing Directors (approximately 680 individuals), including executive officers, are eligible to participate in the Performance Compensation Plan. The Compensation Committee is required to designate those Senior Managing Directors who are participating in the Performance Compensation Plan (the "Participants") within 90 days after the beginning of each fiscal year. Under the terms of the Performance Compensation Plan, each of the Participants receives a base salary of $200,000 per annum and also shares in one or more performance-based bonus pools. The Compensation Committee determines the formula for calculating one or more bonus pools within 90 days after the beginning of each fiscal year based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

      The share of one or more of the bonus pools to be allocated to each Participant in any fiscal year will be determined by the Compensation Committee, in its sole discretion. However, under no circumstance may the aggregate amount of the bonuses paid under the Performance Compensation Plan exceed 100% of the bonus pools computed under the formula designated by the Compensation Committee as described above. The Compensation Committee, in its sole discretion, may reduce the amount of the bonus of any Participant. Pursuant to the proposed amendments to the Performance Compensation Plan, the maximum amount allocable by the Compensation Committee to the annual bonus pool related to Participants who are members of the executive committee of Bear Stearns in the aggregate for any fiscal year shall not exceed $165,000,000. The maximum bonus that may be allocated to a Participant who is not a member of such executive committee in any fiscal year shall not exceed $15,000,000. The Performance Compensation Plan may be amended, or terminated in whole or in part, by the Compensation Committee, provided that no such action may retroactively impair or otherwise adversely affect the rights of any Participant prior to the date of such action.

      Since the amounts payable under the Performance Compensation Plan in future years will be based on future performance, such amounts are not determinable at the present time. However, the proposed amendments would have had no effect on compensation paid pursuant to the 2002 Plan. The following table reflects the amounts that were paid to the named individuals and groups under the Performance Compensation Plan for the fiscal year ended November 30, 2002.

                          PERFORMANCE COMPENSATION PLAN
                    GROUP OR INDIVIDUAL                                         DOLLAR VALUE ($)(1)
                    -------------------                                         -------------------
James E. Cayne, Chairman of the Board and Chief Executive Officer..............     19,440,000

Alan C. Greenberg, Chairman of the Executive Committee.........................     11,440,000

Samuel L. Molinaro Jr., Executive Vice President and Chief Financial Officer...      8,000,000

Alan D. Schwartz, President and Co-Chief Operating Officer.....................     18,400,000

Warren J. Spector, President and Co-Chief Operating Officer....................     18,400,000

All current executive officers as a group (8 persons)..........................     84,150,000


All current directors who are not executive officers as a group................              0

All employees (who are not executive officers) as a group......................     13,650,000

--------------------------------------------------------------------------------

(1) Includes amounts that would have been payable as bonuses under the Performance Compensation Plan and bonus compensation that would have been deferred pursuant to the Capital Accumulation Plan. See "Summary Compensation Table - Annual Compensation - Bonus, and Long Term Compensation Awards - Restricted Stock Awards and Securities Underlying Options."

      For information with respect to securities authorized for issuance under the Company's equity compensation plans, see "Equity Compensation Plan Information."

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PERFORMANCE COMPENSATION PLAN.

                              INDEPENDENT AUDITORS

      The Audit Committee has appointed Deloitte & Touche LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ended November 30, 2003. Deloitte & Touche LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

      Audit and Audit Related Fees aggregated $9.2 million and $8.4 million for the years ended November 31, 2002 and 2001, respectively and were composed of the following:

AUDIT FEES

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended November 30, 2002, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, other statutory and regulatory filings and comfort letters and consents related to registration statements filed with the SEC for the 2002 fiscal year were $5.7 million. The comparative amount for the fiscal year ended November 30, 2001 was $4.6 million.

AUDIT RELATED FEES

      In addition to Audit Fees, Deloitte & Touche has billed the Company $3.5 million, in the aggregate, for Audit Related Fees related to assurance and related services. These services include, among others, reports in connection with accounting consultations and data verification relating to securitization activities as well as services to the Company's triple-A rated derivative subsidiaries. The comparative amount for the fiscal year ended November 30, 2001 was $3.8 million.

      Other fees were composed of the following:

TAX FEES

      Deloitte & Touche has billed the Company $2.5 million, in the aggregate, for services rendered to the Company for tax compliance, tax planning and advice related to debt structures and transactions. Deloitte & Touche billed $4.3 million for similar services in the 2001 fiscal year.

ALL OTHER FEES

      The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under Audit Fees, Audit Related Fees and Tax Fees, for the fiscal year ended November 30, 2002 and 2001 were approximately $0.2 million and $3.0 million, respectively. The aggregate fees billed by Deloitte & Touche for All Other Fees in fiscal 2002 included advice on property insurance and other consulting. The aggregate fees billed by Deloitte & Touche for All Other Fees in fiscal 2001 included $1.8 million of fees billed by Deloitte Consulting for system design and implementation and $0.9 million for due diligence services related to mergers and acquisitions advice. There were no fees paid to Deloitte Consulting in fiscal 2002. Deloitte & Touche has announced its intent to separate Deloitte Consulting from the firm.

FUND AND OTHER RELATED FEES

      The Company offers investment products, including money market, equity and fixed income funds ("Funds"). Deloitte & Touche provides audit and other sevices to certain of these Funds. The aggregate fees billed by Deloitte & Touche for such services in fiscal 2002 and 2001 were approximately $1.8 million and $1.4 million, respectively.

      In connection with its merchant banking activities, the Company has significant investments in two entities audited by Deloitte & Touche. Total aggregate fees paid to Deloitte & Touche by these entities approximated $1.8 million and $0.4 million for fiscal 2002 and 2001, respectively.

                           ---------------------------

      All work performed by Deloitte & Touche as described above under the captions Audit Fees, Audit Related Fees, Tax Fees and All Other Fees since July 29, 2002 has been approved by the Audit Committee and all work subsequent to October 9, 2002 has been pre-approved pursuant to the provisions of Section 1.4
(C)(3) of the Audit Committee charter attached as Exhibit A. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                  OTHER MATTERS

      At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2004 Annual Meeting must do so no later than October 31, 2003.

      In addition, in accordance with Article VI, Section 2 of the Restated Certificate of Incorporation, in order to be properly brought before the 2004 Annual Meeting, a matter must have been (i) specified in a written notice of such meeting (or any supplement thereto) given to the stockholders by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of the Company as set forth in the preceding paragraph), (ii) brought before such meeting at the direction of the Board of Directors or the Chairman of the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting or a duly authorized proxy for such stockholder, which conforms to the requirements of Article VI, Section 2 of the Restated Certificate of Incorporation and is delivered personally to, or mailed to and received by, the Secretary of the Company at the address below not less than 10 days prior to the first anniversary of the date of the notice accompanying this Proxy Statement; provided, however, that such notice need not be given more than 75 days prior to the 2004 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2004 Annual Meeting must be received no later than February 18, 2004.

                         STOCKHOLDERS SHARING AN ADDRESS

      Certain of the Company's stockholders, who own their shares through a bank, broker or other holder of record, who share a single address and who have so consented, are receiving only a single copy of our annual report and proxy statement. This practice, known as "householding," is designed to reduce the Company's printing and mailing costs. Stockholders may request or discontinue householding, or may request a separate copy of the annual report or proxy statement, by following the instructions below:

      o Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact ADP Investor Communication Services at
            (800) 542-1061 or by writing to them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

      o Any householded stockholder may request prompt delivery of a copy of the Company's annual report or proxy statement by contacting the Company at (212) 272-2000 or by writing to the Investor Relations Department of the Company at 383 Madison Avenue, New York, New York 10179.

                 ELECTRONIC VOTING AND ACCESS TO PROXY MATERIALS

      Stockholders who own their shares through a bank, broker or other holder of record and who have so consented, may receive the Company's annual report and proxy statement over the Internet, and may provide voting instructions with respect to such shares to the record holder over the Internet or by telephone. Stockholders owning shares through a bank, broker or other holder of record should contact the record holder for information regarding electronic delivery of materials and electronic voting. An election to receive materials will remain in effect for all future annual meetings unless revoked. Stockholders consenting to electronic delivery or voting may incur costs, such as telephone and Internet access charges, that must be borne by the stockholder. Stockholders who elect to access proxy materials on the Internet may request prompt delivery of the Company's annual report or proxy statement by contacting the Company at (212) 272-2000 or by writing to the Investor Relations Department of the Company at 383 Madison Avenue, New York, New York 10179.

                                     REPORTS

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2002, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY AT THE ADDRESS BELOW. This Proxy Statement and the Company's 2002 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the Company's website at http://www.bearstearns.com. The 2002 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website other than the Proxy Statement, are not part of the Company's proxy soliciting materials.

                                          By order of the Board of Directors
                                          Kenneth L. Edlow,
                                          Secretary

The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York 10179
February 28, 2003

                                    EXHIBIT A

                         THE BEAR STEARNS COMPANIES INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

This charter replaces the prior charter of the Audit Committee (the "Committee") and its provisions supersede any contrary provisions in any prior resolutions adopted by either the Board of Directors (the "Board") of The Bear Stearns Companies Inc. (the "Corporation") or any committee of the Board.

      Purpose

      The Committee shall assist the Board in the Board's oversight of (1) the integrity of the financial statements of the Corporation, (2) the compliance of the Corporation with legal and regulatory requirements, (3) the Independent External Auditor's (the "Auditor") qualifications, performance and independence, and (4) the performance of the Corporation's internal audit function.

1.1   Authority

      The Committee has the authority to engage counsel and other consultants and advisors that it deems necessary and cause the Corporation to pay such counsel, consultants and advisors.

      The Committee has the authority to delegate to one or more members of the Committee the authority to approve audit and non-audit services. Such members must report grants of approval to the full Committee at each of its scheduled meetings.

1.2   Composition

      The Committee shall consist of at least three directors who shall be elected by the Board. Each member of the Committee shall be an "independent director" of the Corporation as that term is defined by the Sarbanes-Oxley Act of 2002 (the "Act"), the rules of the New York Stock Exchange (the "NYSE") and any other law, rule or regulation applicable to the Company. In accordance with existing NYSE requirements, at least one Committee member shall have "accounting or related financial management expertise" and all Committee members must be financially literate, as determined by the Board. At least one member of the Committee shall qualify as a "financial expert" upon the later of the effective date of, or date required by, the rules to be promulgated, or interpretations to be issued, by the Securities and Exchange Commission (the "SEC") pursuant to
      Section 407 of the Act.

1.3   Meetings

      The Committee shall meet at least four times annually and shall make regular reports to the Board.

      The Committee shall meet, as necessary, with management to review the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      The Committee shall meet separately, periodically with management, those responsible for the internal audit function and the Auditor(s).

1.4   Responsibilities

      In fulfilling its responsibilities the Committee shall:

      (A)   Financial Statements

            1. Review with management and the Auditor(s):

                  (a) Significant financial reporting issues and judgments made in connection with preparation of the Corporation's financial statements.

                  (b) The adequacy of internal controls that could significantly affect the Corporation's financial statements.

            2. Review major changes to the Corporation's accounting principles and practices as brought to its attention by the Auditor(s), internal auditors, management or as required by professional or regulatory pronouncements and actions.

            3. Review and discuss with management and the Auditor(s) the annual audited financial statements and the quarterly financial statements, including major issues, if any, regarding accounting principles and the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            4. Review with the Auditor(s), as deemed necessary, any accounting adjustments noted or proposed by the Auditor(s), any auditing or accounting issues and any "management" or "internal control" letters issued, or proposed to be issued, by the audit firm to the Corporation.

            5. Ensure review by the Auditor(s) of the Corporation's interim financial information prior to the filing of its quarterly report on Securities and Exchange Commission Form 10-Q.

            6. Request that the Auditor(s) performing the Corporation's audit timely report to the Committee the following:

                  (a) all critical accounting policies and practices to be used;

                  (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation's management, ramification of their use, and the treatment preferred by the Auditor(s);

                  (c) other material written communications between the Auditor(s) and the Corporation's management, such as any management letter or schedule of unadjusted differences; and

                  (d)   significant disagreements with management, if any.

            7. Discuss with the Auditor(s) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Such review should include:

                  (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                  (b)   Any changes required in the planned scope of the audit.

                  (c) Any matters communicated by the Auditor(s) to management which the Auditor views are material weaknesses and reportable conditions of material inadequacies as those terms are defined by the accounting profession or regulators.

            8. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      (B)   Internal Audit

            1. Review the appointment and retention of the senior internal auditing executive.

            2. Review, as necessary, with the senior internal auditing executive the Internal Audit Department's responsibility, budget and staffing.

            3. Review with the Auditor(s) the responsibilities, budget and staffing of the Corporation's internal audit function.

            4. Review significant reports to management prepared by the internal auditing department and management's responses thereto, if any.

      (C)   Independent External Auditor

            1. The Committee shall be directly and solely responsible for the appointment, compensation, oversight and termination of the Corporation's independent auditor(s) (the "Auditor(s)") engaged to prepare or issue an audit report or related work, subject to shareholder ratification, if applicable. The Auditor(s) shall report directly to the Committee. The Committee shall be responsible for resolutions of disagreements between management and the Auditor(s) regarding financial reporting. The Committee shall prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement.

            2. Meet with the Auditor(s) prior to the audit to review the planning and staffing of the audit.

            3. Review and pre-approve all audit and non-audit services that are not prohibited under Section 201 of the Act, as such prohibitions are interpreted pursuant to applicable rules and regulations of the SEC (except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 202(i)(1)(b) of the
            Act) to be provided by the Auditor(s), including fees and other terms of such engagement. The Committee may delegate to one or more members of the Committee the authority to grant preapprovals of audit and permitted non-audit services, provided that the preapprovals of such Committee member(s) are reported to the full Committee at its next scheduled meeting.

            4. Timely report any non-audit service(s) that have been approved to be performed by the Auditor(s) to the Controller so that such information may be disclosed in the periodic reports required to be filed with the SEC by Section 13(a) of the Exchange Act.

            5. At least annually, obtain and review a report by the Auditor(s) describing: (a) the Auditor's internal quality-control procedures;
            (b) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor(s), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, regarding one or more audits carried out by the Auditor(s) and any steps taken to deal with such issues.

            6. At least annually, review reports from the Auditor(s) regarding the Auditor's independence, including all relationships between the Auditor(s) and the Corporation, as well as evaluate the qualifications, performance and independence of the Auditor(s), including the lead partner of the audit, after gathering information from management, the Internal Audit Department and other Board members, and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

            7. Periodically review the Auditor(s) to assure that all partners who perform audit services for the Company have not performed audit services for the Company in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

            8. Establish clear hiring policies for employees or former employees of the Auditor(s).

            9. Confirm that the Corporation's chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position of the Corporation, were not previously employed by the Auditor(s) or if previously employed by the Auditor, such person did not participate in any way in the Corporation's external audit during the one-year period preceding the date of the initiation of the audit and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

      (D)   Reporting

            Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement.

      (E)   Other

            1. Review and reassess the adequacy of this Charter annually, recommend any proposed changes to the Board for approval and ensure inclusion of the Charter in the Corporation's annual proxy statement at least once every three years.

            2. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of such complaints and/or concerns by employees.

            3. Request that the officers certifying the Corporation's periodic reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclose quarterly to the Auditor(s) and the Committee all significant deficiencies and material weaknesses in the design or operation of internal controls, any fraud that involves management or other employees who have a significant role in the Corporation's internal controls, any significant changes in internal controls or in other factors that could significantly affect internal controls and any corrective actions taken with regard to such deficiencies and weaknesses, so that they may certify as to same in the reports.

            4. Discuss with management the conformity of the Corporation's subsidiaries and controlled affiliated entities with applicable significant legal and Regulatory requirements and the Corporation's Code of Conduct and advise the Board of such compliance.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are presented fairly in accordance with generally accepted accounting principles. This is the responsibility of management as to the Corporation's financial statements and the Auditor(s) as to the plan, extent and execution of the audit. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Corporation's Code of Conduct.

Approved and adopted by the Audit Committee on February 24, 2003
Approved and adopted by the Board of Directors on February 24, 2003

                                    EXHIBIT B

                         THE BEAR STEARNS COMPANIES INC.

                          PERFORMANCE COMPENSATION PLAN
                 (Amended and Restated as of February 24 , 2003)

      Section 1. Purpose. The purposes of The Bear Stearns Companies Inc. Performance Compensation Plan, as amended and restated (the "Plan") are (i) to compensate certain Senior Managing Directors of The Bear Stearns Companies Inc. and its subsidiaries (the "Company") on an individual basis for significant contributions to the Company and (ii) to stimulate the efforts of such persons by giving them a direct interest in the performance of the Company.

      Section 2. Term. The Plan became effective as of July 1, 1998 (the "Effective Date"). The Plan shall be extended and shall be applicable for an additional period commencing July 1, 2003 and ending November 30, 2008, unless earlier terminated by the Company pursuant to Section 9.

      Section 3. Coverage. For purposes of the Plan, the term "Participant" shall include for each fiscal year each Senior Managing Director so designated by the Compensation Committee within 90 days following the first day of such fiscal year.

      Section 4. Base Salary.

      4.1. Each Participant shall receive a salary of $200,000 per annum ("Base Salary"). The Base Salary of the Participants may be increased from time to time by the Compensation Committee of the Board (the "Compensation Committee") by amendment of the Plan pursuant to Section 9.

      4.2. Notwithstanding the provisions of Section 4.1 above, in the event a Participant is not a Senior Managing Director for an entire fiscal year, his Base Salary for such fiscal year shall be computed by multiplying such Base Salary as computed under Section 4.1 by a fraction, the numerator of which is the number of days in such fiscal year during which such Participant was a Senior Managing Director and the denominator of which is the number of days in the fiscal year. Any Base Salary shall be in addition to any base salary payable with respect to periods during the fiscal year in which a Participant was not a Senior Managing Director.

      Section 5. Annual Bonus Pools.

      5.1. For each fiscal year of the Company, each Participant shall be entitled to receive an award of a bonus (the "Bonus"), payable from one or more annual bonus funds (the "Annual Bonus Pools") in an amount not to exceed the amount provided for in Section 6. A Bonus under the Plan shall be the sole bonus payable with respect to a fiscal year to each Participant ("Full Year Participant") who was a Senior Managing Director on the date that proportionate shares of the Annual Bonus Pools for such fiscal year were determined by the Compensation Committee and who remains a Senior Managing Director at all times thereafter during such fiscal year. For each fiscal year, each Participant who was not a Full Year Participant shall be entitled to such a Bonus, if any, for the portion of such fiscal year not covered by the Plan, determined in accordance with the procedures applicable to employees who are not Senior Managing Directors, in addition to the Bonus, if any, payable pursuant to the Plan.

      5.2. For each fiscal year, the formula for calculating the Annual Bonus Pools shall be determined by the Compensation Committee in writing, by resolution of the Compensation Committee or other appropriate action, not later than 90 days after the commencement of such fiscal year. Such formula shall be based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Compensation Committee shall determine: (a) pre-tax or after-tax return on equity; (b) earnings per share;
(c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

      5.3. As a condition to the right of a Participant to receive any Bonus under this Plan, the Compensation Committee shall first be required to certify in writing, by resolution of the Compensation Committee or other appropriate action, that the Bonus has been accurately determined in accordance with the provisions of this Plan.

      5.4. The Compensation Committee shall have the right to reduce the Bonus of any Participant in its sole discretion at any time and for any reason prior to the certification of the Bonus otherwise payable to such Participant pursuant to Section 5.3 hereof.

      5.5. The maximum amount allocable by the Compensation Committee to the Annual Bonus Pool related to Participants who are members of the executive committee of Bear, Stearns & Co. Inc. in the aggregate for any fiscal year shall not exceed $165,000,000. The maximum amount allocable to any individual Participant who is not a member of such executive committee shall not exceed $15,000,000.

      Section 6. Allocations.

      6.1. Prior to the commencement of each fiscal year, or not later than 90 days after the commencement of each fiscal year, the Compensation Committee shall determine in writing, by resolution of the Compensation Committee or other appropriate action, each Participant's proportionate share of the Annual Bonus Pools for such fiscal year, which shall not exceed in respect of any Participant who is a member of such executive committee 30% of the amount of such Annual Bonus Pool.

      6.2. Notwithstanding anything in Section 6.1 to the contrary, any Participant who ceases to be a Senior Managing Director for any reason prior to the end of such fiscal year shall be entitled to a Bonus computed as follows: A Bonus first shall be computed as if such Participant had been a Senior Managing Director for the full fiscal year, and such Bonus then shall be multiplied by a fraction the numerator of which shall be the number of days in the fiscal year through the date the Participant ceased to be a Senior Managing Director and the denominator of which shall be the number of days in the fiscal year; provided, however, that if the application of the preceding clause would cause the total Bonuses payable under the Plan to exceed the Annual Bonus Pools, the Bonuses payable to each Participant shall be reduced pro rata, so that the total of all Bonuses shall equal the Annual Bonus Pools. If a Participant ceases to be a Senior Managing Director after the end of the fiscal year in respect of which such Bonus is payable, the amounts thereof nonetheless shall be payable to him or his estate, as the case may be.

      6.3. Except as hereinafter provided, Bonuses for a fiscal year shall be payable as soon as practicable following the certification thereof by the Compensation Committee for such fiscal year. In its discretion, the Compensation Committee may authorize, prior to the final determination of Participants' Bonuses for such fiscal year, payments on account of Bonuses payable hereunder to one or more Participants entitled to such Bonuses, (a) during the last month of such fiscal year, in an amount not exceeding 95% of the aggregate amount that would be payable to such Participant or Participants hereunder as determined by the Controller or Chief Accounting Officer of the Company (so long as he is not a Participant) on the basis of his good faith estimate, (b) during the last ten calendar days of such fiscal year or after the end of such fiscal year, in an amount not to exceed 98% of the aggregate amount that would be payable to such Participant or Participants hereunder as determined by the Controller or Chief Accounting Officer of the Company (so long as he is not a Participant) on the basis of his good faith estimate, and (c) at any time during such fiscal year or after the end of such fiscal year to a Participant who ceases to be a Senior Managing Director for any reason prior to the end of such fiscal year. Within the limitations set forth in the preceding sentence, the Compensation Committee may authorize one or more such "on account" payments, but the aggregate amount of any such on account payments shall not exceed the aggregate amount permitted to be paid pursuant to the Plan with respect to the same fiscal year. In connection with any such "on account" payments, the Compensation Committee shall require an undertaking or other assurance by or on behalf of the Participant receiving such payment to repay the Company the amount, if any, by which such "on account" payment exceeds the actual amount determined to be due to such person under the Plan in respect of such fiscal year. Any "on account" payments received prior to the end of a fiscal year shall be discounted to reasonably reflect the time value of money from the date of payment to the date 30 days after the end of the fiscal year.

      6.4. The Compensation Committee may determine that payment of a portion of the Bonuses shall be deferred, the periods of such deferrals and any interest, not to exceed a reasonable rate, to be paid in respect of deferred payments. The Compensation Committee may also define such other conditions of payments of Bonuses as it may deem desirable in carrying out the purposes of the Plan.

      6.5. In any fiscal year, any balance in the Annual Bonus Pools for any reason, including the limitation contained in Section 6.1, the forfeiture of a Bonus under Section 6.2, the reduction of a Bonus under Section 5.4, or otherwise, shall not be distributed to other Participants and shall not be carried forward or be available for distribution as Bonuses under the Plan in a future year or years.

      Section 7. Administration and Interpretation. The Plan shall be administered by the Compensation Committee, which shall have the sole authority to interpret and to make rules and regulations for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Compensation Committee deems necessary or desirable to carry it into effect. Any decision of the Compensation Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Compensation Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Compensation Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. The Compensation Committee may request advice or assistance or employ such persons (including, without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan.

      Section 8. Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds and not charged against the Annual Bonus Pools, except insofar as such expenses shall be taken into account in determining the components of the Annual Bonus Pools hereunder.

      Section 9. Amendment or Termination. The Compensation Committee of the Company may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that no such action shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under the Plan which have accrued prior to the date of such action.

      Section 10. No Assignment. The rights hereunder, including without limitation rights to receive a Base Salary or Bonus, shall not be sold, assigned, transferred, encumbered or hypothecated by an employee of the Company (except by testamentary disposition or intestate succession), and, during the lifetime of any recipient, any payment of Base Salary or a Bonus shall be payable only to such recipient.

      Section 11. The Company. For purposes of this Plan, the "Company" shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated, or which acquires substantially all of the assets of the Company, or which otherwise succeeds to its business.

      Section 12. Stockholder Approval. The Plan was approved by the stockholders of the Company at the 1998 Annual Meeting of Stockholders. The extension of the Plan pursuant to Section 2 and the increase in the maximum aggregate amount of the bonus pool that can be paid to executive committee members pursuant to Section 5.5 shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the stockholders of the Company at the 2003 Annual Meeting of Stockholders, and such stockholder approval shall be a condition to the right of a Participant to receive any Bonus hereunder.

                       This Page Intentionally Left Blank

PROXY


                         THE BEAR STEARNS COMPANIES INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS -- MARCH 26, 2003 AT 5:00 P.M.

The undersigned stockholder of The Bear Stearns Companies Inc. (the "Company") hereby appoints James E. Cayne and Alan C. Greenberg, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in the Bear Stearns Auditorium at 383 Madison Avenue, 2nd Floor, New York, New York 10179, at 5:00 P.M. New York City time, on March 26, 2003, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on February 14, 2003, in accordance with the directions indicated herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND PURSUANT TO ITEM 3.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
         Address Change (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

.................................................................................
                            ^ FOLD AND DETACH HERE ^

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED HEREIN AND "FOR" APPROVAL OF AMENDMENTS TO THE PERFORMANCE COMPENSATION PLAN.

                                               Please mark here   ___
                                               for address       |   |
                                               change            |___|
                                               SEE REVERSE SIDE

                                               Please mark        ___
                                               your votes as     | X |
                                               indicated in      |___|
                                               this example




                                  FOR ALL NOMINEES            WITHHOLD AUTHORITY
                                    LISTED BELOW                  TO VOTE FOR
                                (EXCEPT AS MARKED TO             ALL NOMINEES
                                 THE CONTRARY BELOW)             LISTED BELOW

ITEM 1. ELECTION OF DIRECTORS            ___                          ___
                                        |   |                        |   |
     01 James E. Cayne                  |___|                        |___|
     02 Carl D. Glickman
     03 Alan C. Greenberg
     04 Donald J. Harrington
     05 William L. Mack
     06 Frank T. Nickell
     07 Frederic V. Salerno
     08 Paul A. Novelly
     09 Alan D. Schwartz
     10 Warren J. Spector
     11 Vincent Tese
     12 Fred Wilpon

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE NAMED ABOVE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME)

                                    FOR          AGAINST        ABSTAIN

ITEM 2. APPROVAL OF                 ___            ___            ___
        AMENDMENTS TO              |   |          |   |          |   |
        THE PERFORMANCE            |___|          |___|          |___|
        COMPENSATION PLAN:

ITEM 3. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.




_______________________________
Signature

Dated: __________________, 2003


_______________________________
Signature

Dated: __________________, 2003


(Please date and sign exactly as name appears hereon. When signing as attorney, administrator, trustee, custodian or guardian, give full title as such. Where more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^